Exhibit 10.48
AMENDMENT NO. 14 TO CREDIT AGREEMENT
This AMENDMENT NO. 14 TO CREDIT AGREEMENT (this “Amendment”), dated as of January 15, 2019, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, and, for purposes of Sections 1, 2, 5 and 6 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors.
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of May 11, 2015 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 10, 2016, Amendment No. 2 to Credit Agreement, dated as of February 24, 2017, Amendment No. 3 to Credit Agreement, dated as of August 9, 2017, Amendment No. 4 to Credit Agreement, dated as of September 20, 2017, Amendment No. 5 to Credit Agreement, dated as of March 1, 2018, Amendment No. 6 to Credit Agreement, dated as of April 10, 2018, Consent and Amendment No. 7 to Credit Agreement, dated as of June 1, 2018, Amendment No. 8 to Credit Agreement, dated as of August 9, 2018, Amendment No. 9 and Consent to Credit Agreement, dated as of September 14, 2018, Amendment No. 10 to the Credit Agreement, dated as of September 28, 2018, Amendment No. 11 to the Credit Agreement, dated as of October 4, 2018, Amendment No. 12 to the Credit Agreement, dated as of October 31, 2018, Amendment No. 13 to the Credit Agreement, dated as of December 19, 2018, and from time to time further amended, supplemented, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby), pursuant to which the Revolving Credit Lenders have provided a revolving credit facility to the Borrower and the Term Loan Lender has provided a term loan facility to the Borrower; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to, among other items, (1) increase the permitted amount of recognized and accounted for costs, expenses, losses and/or reductions in Consolidated Net Income experienced in connection with the Vølund Projects to $40,000,000 and (2) extend certain Vølund Project milestones, and the Lenders signatory hereto are willing to consent to effect such amendments on the terms and conditions contained in this Amendment;
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to the Credit Agreement.

The Credit Agreement is, effective as of the Amendment No. 14 Effective Date (as defined below), hereby amended as follows:

(a)	Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order in Section 1.01:

“2019 Corporate Action” means, commencing with the Amendment No. 14 Effective Date, (i) the Borrower’s receipt of Net Cash Proceeds from (a) the issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower or contribution to the equity of the Borrower, (b) the issuance of Subordinated Debt by the Borrower or (c) any Asset Sale permitted pursuant to Section 7.04 and (ii) the use of such proceeds to immediately effect a reduction to the Aggregate Revolving Credit Commitment in accordance with Section 6.39, with any remainder to be retained by the Borrower and its Subsidiaries for working capital purposes.
“Amendment No. 14” means that certain Amendment No. 14, dated as of the date of the Amendment No. 14 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 14 Effective Date” means January 15, 2019, the date on which the conditions precedent to the effectiveness of Amendment No. 14 were satisfied.

(b)	The definition of “Net Cash Proceeds” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended as follows:
(i)    deleting “and” after the current clause (a) thereof;
(ii)    deleting “.” and inserting “; and” after the current clause (b) thereof; and
(iii)    inserting new clause (c) to read in its entirety as follows:
(c)         with respect to the issuance of any Stock or Stock Equivalents of the Borrower or contribution to the equity of the Borrower, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection therewith.

(c)
The definition of “Subordinated Debt” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Subordinated Debt” means (a) the Indebtedness incurred pursuant to the Second Lien Credit Agreement and (b) other Indebtedness (other than with respect to the Term Loan Facility) of the Borrower or any of its Subsidiaries pursuant to terms and conditions acceptable to the Administrative Agent and the Required Lenders in their respective sole discretion that is, by its terms, expressly subordinated to the prior payment of any of the Obligations pursuant to subordination terms and conditions ~~reasonably satisfactory~~ acceptable to the Administrative Agent and the Required Lenders in their respective sole discretion. The terms of any Subordinated Debt may permit Intercompany Subordinated Debt Payments.

(d)
Clause (a)(ii) of Section 2.06 (Termination or Reduction of Commitments) of the Credit Agreement shall be amended by (i) deleting “with respect to a Commitment Reduction Event described in clause (a) of such definition” in clause (x) thereof and (ii) inserting “with respect to a Commitment Reduction Event described in clause (a) of the definition of “Commitment Reduction Amount”” in lieu thereof.

(e)
Clause (e)(iii) of Section 4.03 (Conditions to Revolving Credit Extensions) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(e)    (iii) Liquidity, as of the Business Day immediately prior to each of (x) the date of the applicable Committed Loan Notice and (y) the proposed date of the Credit Extension (which may be confirmed by electronic mail notice), shall not be, after giving pro forma effect to the application of proceeds of the good faith intended use of such Credit Extension, less than (a) $45,000,000 or (b) after ~~consummation of an Asset Sale permitted pursuant to Section 7.04(p) and the completion of the Initial Tranche A Term Loan Funding the turnover of the Vølund Projects located at SKV40, Templeborough, Margam and Dunbar~~ January 31, 2019, $40,000,000.

(f)	Section 6.31 (Information Updates) of the Credit Agreement is hereby amended by inserting the text underlined below to read in its entirety as follows:

6.31    Information Updates. Solely during the Relief Period, the Borrower shall (a) (i) hold bi-weekly conference calls with its advisors, including legal counsel, the Administrative Agent and the Administrative Agent’s advisors, including FTI and Freshfields Bruckhaus Deringer US LLP, and the Consultant; provided that, until the Borrower’s satisfaction of its obligation under Section 6.39, such calls shall be held on a weekly basis, and, (ii) commencing once the relevant delivery requirement is in effect, a monthly conference call with the Administrative Agent, the Administrative Agent’s advisors, including FTI, the Lenders and the Consultant to discuss the financial statements furnished pursuant to Section 6.01(d), each segment’s performance and material contracts, including current margin expectations compared to original estimates, and (b) provide the Administrative Agent’s advisors, including FTI, upon request with commercially reasonable access to records, books of account and the properties of the Borrower and its Subsidiaries with no notice required and on an ongoing basis until the end of the Relief Period.

(g)	Section 6.34 (Completion of Vølund Project Milestones) of the Credit Agreement shall be amended and restated in its entirety as follows:

6.34     Completion of Vølund Project Milestones. The Borrower shall complete the specified milestones for each of the Vølund Projects in accordance with the schedule set forth on Exhibit A to Amendment No. 14.

(h)
Section 6.37 (Delivery of Additional Materials) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

6.37     Delivery of Additional Materials. (a) Prior to August 31, 2018, the Borrower shall deliver to the Administrative Agent and the Lenders any materials requested by the Administrative Agent in connection with the relief provided pursuant to Amendment No. 8, in form and substance reasonably satisfactory to the Administrative Agent~~.~~ and (b) prior to dates acceptable to the Administrative Agent in its sole discretion, the Borrower shall deliver to the Administrative Agent and the Lenders any materials requested by the Administrative Agent in connection with the relief provided pursuant to Amendment No. 14, in form and substance acceptable to the Administrative Agent in its sole discretion.

(i)	Section 6.38 (Project Concessions) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

6.38    Project Concessions.     Prior to ~~February 15~~March 31, 2019, the Borrower shall enter into binding written agreements with certain of the Vølund Project counterparties and other stakeholders that provide a commitment or commitments the results of which will produce, subject to the satisfaction of the conditions and/or performance criteria if and as applicable to such commitments, an increase in the liquidity of the Borrower and its Subsidiaries during the term of such written agreements through cash contributions, cash loans to non-Loan Parties and/or forgiveness of indebtedness and performance obligations by such counterparties and stakeholders (i) in an aggregate amount of not less than $25,000,000 (the “Minimum Customer Concession Amount”), provided that, with respect to any forgiveness of obligations, the designated value thereof shall be acceptable to the Administrative Agent, (ii) to the extent such liquidity increase is in the form of cash contributions or cash loans, receipt of such executed loan commitment documents from the providers of such funding no later than ~~February 15~~March 31, 2019 and (iii) in form and on terms and conditions reasonably acceptable to the Administrative Agent (such increases in liquidity, the “Customer Concessions”).

(j)	Article VI (Affirmative Covenants) shall be amended to insert the following as a new affirmative covenant:

6.39     2019 Corporate Action. Prior to a date acceptable to the Administrative Agent and the Required Lenders, (a) the Borrower shall have received Net Cash Proceeds in a minimum Dollar amount acceptable to the Administrative Agent and the Required Lenders in connection with the 2019 Corporate Action and (b) the Borrower shall have reduced the Aggregate Revolving Credit Commitment in a minimum Dollar amount acceptable to the Administrative Agent and the Required Lenders in connection therewith, which amount is expected to be no less than twenty-five percent (25%) of the Net Cash Proceeds of the 2019 Corporate Action except with respect to any Asset Sale in connection with the 2019 Corporate Action, in which case the Borrower shall have reduced the Aggregate Revolving Credit Commitment in a minimum Dollar amount acceptable to the Administrative Agent and the Required Lenders in their respective sole discretion. The Administrative Agent and the Required Lenders shall have the right to deem any item under this Section 6.39 acceptable in their respective sole discretion, provided that the Administrative Agent and the Required Lenders shall not require the receipt of Net Cash Proceeds in connection with the 2019 Corporate Action prior to February 28, 2019.

(k)	Section 7.18 (Minimum Liquidity) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

7.18     Minimum Liquidity. The Borrower shall not permit Liquidity as of the last Business Day of any calendar month, as demonstrated by a certificate of a Responsible Officer delivered within 15 days of the end of the relevant calendar month certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent, commencing on the calendar month ending October 31, 2018, to be less than (a) $45,000,000 or (b) after ~~the turnover of the Vølund Projects located at SKV40, Templeborough, Margam and~~ January 31, 2019, $40,000,000.

(l)	Section 7.19 (Additional Charges) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

7.19    Additional Charges. Commencing with the quarter ending September 30, 2018, the Borrower shall not permit the recognized and accounted for costs, expenses, losses and/or reductions in Consolidated Net Income (exclusive of any recognized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of liabilities in connection with the Vølund Projects disclosed in writing and acceptable to the Administrative Agent) experienced in connection with the Vølund Projects contracts with the counterparties listed on Exhibit B to Amendment No. 5 to exceed $40,000,000~~30,000,000~~, net of, ~~(x)~~ to the extent such amounts are included in Consolidated Net Income, the dollar amounts of any recognized and accounted for contractual bonuses, liquidated damages relief, insurance recoveries, legal settlements, any other customer or vendor recoveries and other similar items in connection with the Vølund Projects, provided that any amounts that are netted against such costs, expenses, losses and/or reductions may not be used to satisfy the requirement set forth in Section 6.38~~, and (y) the net cash proceeds received by the Borrower after the Amendment No. 13 Effective Date on account of the issuance of Stock and Stock Equivalents of the Borrower, provided that there may be no obligation to purchase, redeem, retire, defease or otherwise acquire for value any such Stock or Stock Equivalent~~.

(m)	Clause (d) of Section 8.01 (Events of Default) shall be amended by inserting the text underlined below to read in its entirety as follows:

(d)    Failure to Perform Covenants. any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 6.03(a), 6.08, 6.12 (with respect to the existence of the Borrower), 6.17, 6.25, 6.26, 6.34, 6.35, 6.37, 6.38, 6.39 or Article VII or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower obtains actual knowledge of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent, any Lender or any L/C Issuer; or

2.	Additional Agreements and Acknowledgments

(a)
The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Revolving Credit Lender who consented to this Amendment by executing and delivering to the Administrative Agent a signature page hereto prior to the Amendment No. 14 Effective Date, an amendment fee equal to 70 basis points (0.70%) of the portion of the Revolving Credit Facility held by such Revolving Credit Lender as of the Amendment No. 14 Effective Date earned on the Amendment No.

14 Effective Date and payable (i) upon the earlier of (x) the Borrower’s satisfaction of its obligation under Section 6.39 of the Credit Agreement and (y) February 28, 2019 or (ii) on such other date as agreed by the Administrative Agent and the Required Lenders in their respective sole discretion.

(b)
The Borrower reaffirms its agreement that, (i) prior to February 28, 2019, it shall have commenced a process to refinance the Obligations with respect to the Revolving Credit Facility (the “Refinancing”) with an investment bank reasonably satisfactory to the Administrative Agent (the “Investment Banker”), and (ii) it shall cause the Investment Banker to (x) be available to the Administrative Agent and the Administrative Agent’s advisors, including FTI, in each case as commercially reasonable, and (y) present a monthly written update to the Administrative Agent and the Lenders on progress achieved with respect to the Refinancing and answer related questions of the Administrative Agent and the Lenders.

(c)
The Borrower, the Administrative Agent, and the Required Lenders reaffirm their agreement to negotiate in good faith modifications to (i) clause (e) of Section 7.03 (Investments) to limit the amount of Investments made by any Loan Party in any Foreign Subsidiary and (ii) clause (h) of Section 7.04 (Asset Sales), clause (b) of Section 7.05 (Restricted Payments), and clauses (a) and (b) of Section 7.06 (Fundamental Changes) to limit certain transactions with Foreign Security Providers. The Borrower reaffirms that the Borrower shall not, and shall cause its Subsidiaries not to, engage in any transactions with respect to its Foreign Subsidiaries outside of the ordinary course of business or outside of past practice prior to the effectiveness of such modifications, except as may be explicitly required by the Credit Agreement (as amended hereby).

(d)
The Borrower and the other Loan Parties each acknowledge and agree that the breach or failure to comply in any respect with the terms and conditions of this Section 2 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement.

3.	Effectiveness; Conditions Precedent.

The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 14 Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)	counterparts of this Amendment executed by the Loan Parties, the Administrative Agent, and the Required Lenders;

(ii)
a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 14 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist on, or would result from the occurrence of, the Amendment No. 14 Effective Date and (C) that since December 31, 2017, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect; and

(iii)
a satisfactory opinion of the Loan Parties’ New York counsel regarding, among other items, due execution, enforceability and non-contravention of law, in form and substance satisfactory to the Administrative Agent (and consistent in scope with the prior opinion delivered by the Loan Parties’ New York counsel to the Administrative Agent in connection with Amendment No. 12, which opinions shall also retroactively cover the above described scope with respect to Amendment No. 13);

(iv)
a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent, which, among other things, shall certify that the Borrower will be Solvent as of the date hereof.

(b)
without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Revolving Credit Lenders, including on account of Freshfields Bruckhaus Deringer US LLP and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 14 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced); and

(c)	each of the representations and warranties made by the Borrower in Section 4 hereof shall be true and correct.

The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 3, promptly provide written notice to the Borrower and the Revolving Credit Lenders of the effectiveness of this Amendment.

4.	Representations and Warranties.

In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows:

(a)	that both immediately prior to and immediately after giving effect to this Amendment, no Default exists;

(b)
the representations and warranties contained in the Credit Agreement (as amended hereby) are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects);

(c)
the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person in order to be effective and enforceable;

(d)	this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties;

(e)
this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(f)
as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted.

5.	Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens.

By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby:

(a)	expressly consents to the amendments and modifications to the Credit Agreement effected hereby;

(b)
expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;

(c)
to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;

(d)	agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and

(e)
acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in Section 547 of the Bankruptcy Code).

6.	Releases; Waivers.

(a)
By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 6.

(b)
By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.

7.	Entire Agreement.

This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

8.	Full Force and Effect of Credit Agreement.

This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

9.	Counterparts; Effectiveness.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial.

THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated by herein by this reference.

11.	Severability.

If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	References.

All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.

13.	Successors and Assigns.

This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.

14.	Lender Acknowledgment.

Each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 14 Effective Date specifying its objection thereto.

15.	Amendments.

This Amendment may be amended, supplemented or otherwise modified only by a written agreement signed by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders and none of the provisions hereof may be waived without the prior written consent of the Administrative Agent and the Required Lenders.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BABCOCK & WILCOX ENTERPRISES, INC.

By: /s/ Orville Lunking
Name: Orville Lunking
Title:    Vice President & Treasurer

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

Acknowledged and Agreed for purposes of Sections 1, 2, 5 and 6 of the Amendment:

Americon Equipment Services, Inc.
Americon, LLC
Babcock & Wilcox Construction Co., LLC
Babcock & Wilcox Ebensburg Power, LLC
Babcock & Wilcox Equity Investments, LLC
Babcock & Wilcox Holdings, LLC
Babcock & Wilcox India Holdings, Inc.
Babcock & Wilcox International Sales and Service Corporation
Babcock & Wilcox International, Inc.
BABCOCK & WILCOX POWER GENERATION GROUP CANADA CORP.
Babcock & Wilcox SPIG, Inc.
Babcock & Wilcox Technology, LLC
babcock & wilcox DE mONTERREY, S.A. de c.v.
Delta Power Services, LLC
Diamond Operating Co., Inc.
Diamond Power Australia Holdings, Inc.

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

Diamond Power China Holdings, Inc.
Diamond Power Equity Investments, Inc.
Diamond Power International, LLC
DPS Anson, LLC
DPS Berlin, LLC
DPS Cadillac, LLC
DPS Florida, LLC
DPS Gregory, LLC
DPS Mecklenburg, LLC
DPS Piedmont, LLC
Ebensburg Energy, LLC
O&M Holding Company
Power Systems Operations, Inc.
SOFCo EFS Holdings LLC
The Babcock & Wilcox Company

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

EBENSBURG INVESTORS LIMITED PARTNERSHIP

By: BABCOCK & WILCOX EBENSBURG POWER, LLC, as General Partner

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

Lenders:

BANK OF AMERICA, N.A., as Lender and Swing Line Lender

By: /s/ Stefanie Tanwar
Name: Stefanie Tanwar
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

Banc of America Credit Product, Inc., as Lender

By: /s/ Margaret Sang
Name: Margaret Sang
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

THE BANK OF NOVA SCOTIA, as Lender

By: /s/ Sanaa Khatri
Name: Sanaa Khatri
Title: Associate Director

By: /s/ Justin Mitges
Name: Justin Mitges
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

COMPASS Bank dba BBVA COMPASS, as Lender

By: /s/ Bruce Bingham
Name: Bruce Bingham
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

BNP Paribas, as Lender

By: /s/ Pierre Nicholas Rogers
Name: Pierre Nicholas Rogers
Title: Managing Director

By: /s/ Joseph Mack
Name: Joseph Mack
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK, as Lender

By: /s/ Yurly A. Tsyganov
Name: Yurly A. Tsyganov
Title: Director

By: /s/ Kathleen Sweeney
Name: Kathleen Sweeney
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

CITIZENS BANK, N.A. (as successor by merger to Citizens Bank OF PENNSYLVANIA, as Lender

By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

HANCOCK WHITNEY BANK, as Lender

By: /s/ Eric K. Sander
Name: Eric K. Sander
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

JP Morgan Chase Bank, N.A., as Lender
By: /s/ Patricia S. Carpen
Name: Patricia S. Carpen
Title: Executive Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

The Northern Trust Co., as Lender

By: /s/ Robert P. Veltman
Name: Robert P. Veltman
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

PNC Bank, National Association, as Lender

By: /s/ Mark Starnes
Name: Mark Starnes
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

TD Bank, N.A., as Lender

By: /s/ Bethany H. Buitenhuys
Name: Bethany H. Buitenhuys
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

UniCredit Bank AG, New York Branch, as Lender

By: /s/ Michael D. Novellino
Name: Michael D. Novellino
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

UniCredit Bank AG, New York Branch, as Lender
By: /s/ Scott Obeck
Name: Scott Obeck
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

U.S. Bank, N.A, as Lender

By: /s/ David C. Heyson
Name: David C. Heyson
Title: Senior Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

Wells Fargo Bank, N.A., as Lender

By: /s/ Reginald T. Dawson
Name: Reginald T. Dawson
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement Signature Page]

Exhibit A - Vølund Project Milestones

Project	Milestone(s)/Date
ARC	Preliminary Takeover / February 28, 2019
Templeborough	Takeover / February 28, 2019
Margam	Takeover / March 15, 2019
Teesside	Takeover / October 31, 2019
Dunbar	Takeover / February 28, 2019

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 14 to Credit Agreement - Exhibit A]